UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2010 (October 25, 2010)
Date of Report (Date of earliest event reported)

MAM SOFTWARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP
 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 431 1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan

On October 25, 2010, MAM Software Limited (“MAM”), a subsidiary of MAM Software Group, Inc. (“we,” “our,” “us,” or the “Company”), entered into a three-year term loan agreement (the “Term Loan”) with HSBC Bank plc (“HSBC”) as lender.

The Term Loan provides for £1,324,550 (approximately $2.0 million at the current exchange rate) with a period of three years from the date the Term Loan is first drawn down. The Term Loan is repayable in thirty-six (36) monthly installments, inclusive of interest, together with such sums in the final month to discharge the balance of the Term Loan. The proceeds of the Term Loan were used to fully repay the residual balance of the credit facility due to ComVest Capital LLC from the Company.

The interest rate under the Term Loan is 2.9% per annum over HSBC’s Sterling Base Rate, as published from time to time. A prepayment fee of 1.5% of the amount prepaid will be payable by the Company in the event of the Term Loan being refinanced to another lender.

The Term Loan is secured by the following instruments: a guarantee granted by the Company, Aftersoft Network N.A. Inc. and MAM Software Inc. in favor of HSBC pursuant to which each would guarantee the repayment of the Term Loan (the “Guarantee”); an all assets debenture granted by MAM in favor of HSBC including a first fixed charge over book debts and stock, which would create fixed and floating charges over the assets and undertaking of MAM for the provision of the Term Loan (the “Debenture”); and a mortgage of the life insurance policies in favor of MAM in relation to Lee Broad and Michael Jamieson.

The Debenture and the Guarantee are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by this reference. The description of the material terms of the Term Loan is qualified in its entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On October 26, 2010, the Company issued a press release announcing that it closed the Term Loan with HSBC.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

Exhibit No.	Description

10.1	Debenture, dated as of October 25, 2010, by and between HSBC Bank plc, as Lender, and MAM Software Limited, as Borrower.
10.2	Guarantee, dated as of October 25, 2010
99.1	Press Release, dated October 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 29, 2010		MAM SOFTWARE GROUP, INC.

	By:	/s/ Charles F. Trapp
Name: Charles F. Trapp Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Debenture, dated as of October 25, 2010, by and between HSBC Bank plc, as Lender, and MAM Software Limited, as Borrower.
10.2	Guarantee, dated as of October 25, 2010
99.1	Press Release, dated October 26, 2010